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Exhibit 5.9

CONSENT OF EXPERT

        I hereby consent to the reliance in this Registration Statement on Form F-10 of Yamana Gold Inc. on my report entitled "Fazenda Nova Technical Report for an Open Pit/Heap Leach Gold Project in Brazil" dated December 22, 2003. I also consent to the reference to me under the heading "Experts" in the Annual Information Form incorporated by reference in this Registration Statement.

/s/ MELVIN L. KLOHN
Melvin L. Klohn
Date: June 17, 2005

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CONSENT OF EXPERT